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                                                                Exhibit 16.1


February 20, 1997

Securities Exchange Commission
Washington, DC 20549

Ladies and Gentleman:

We have read APACHE Medical Systems, Inc.'s statements included under Item 4 of its Form 8-K dated February 20, 1997 and we agree with such statements contained in paragraphs (a) (ii) and (iii) therein. We have no basis to agree or disagree with other statements of the Registrant contained therein.

Very Truly yours,

/s/ KPMG Peat Marwick LLP
    McLean, Virginia